Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aurios Inc.:

As independent registered certified public accountants, we hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1, Amendment No. 1 (the “Registration Statement”) of Aurios Inc. (the “Company”) and to the incorporation in the Registration Statement of our report dated April 9, 2008, included in the Company’s Financial Statements for the year ended December 31,2007.

/s/ Semple, Marchal & Cooper, LLP
Phoenix, Arizona
October 31,2008

INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE